Exhibit 99.1

The Home Depot Announces Fourth Quarter and Fiscal 2023 Results;
Increases Quarterly Dividend by 7.7%;
Provides Fiscal 2024 Guidance

ATLANTA, February 20, 2024 -- The Home Depot®, the world's largest home improvement retailer, today reported fourth quarter and fiscal 2023 results.

Fourth Quarter 2023

Sales for the fourth quarter of fiscal 2023 were $34.8 billion, a decrease of 2.9% from the fourth quarter of fiscal 2022. Comparable sales for the fourth quarter of fiscal 2023 decreased 3.5%, and comparable sales in the U.S. decreased 4.0%.

Net earnings for the fourth quarter of fiscal 2023 were $2.8 billion, or $2.82 per diluted share, compared with net earnings of $3.4 billion, or $3.30 per diluted share, in the same period of fiscal 2022. For the fourth quarter of fiscal 2023, diluted earnings per share decreased 14.5% from the same period in the prior year.

Fiscal 2023

Sales for fiscal 2023 were $152.7 billion, a decrease of 3.0%, from fiscal 2022. Comparable sales for fiscal 2023 decreased 3.2%, and comparable sales in the U.S. decreased 3.5%.

Net earnings for fiscal 2023 were $15.1 billion, or $15.11 per diluted share, compared with net earnings of $17.1 billion, or $16.69 per diluted share in fiscal 2022. For fiscal 2023, diluted earnings per share decreased 9.5% versus last year.

“After three years of exceptional growth for our business, 2023 was a year of moderation,” said Ted Decker, chair, president, and CEO. “During fiscal 2023, we focused on several initiatives to strengthen the business while also staying true to our strategic investments of creating the best interconnected experience, growing our pro wallet share through our unique ecosystem of capabilities, and building new stores. We remain excited about the future for home improvement and our ability to grow share in our large and fragmented market, which we estimate to be over $950 billion. I also want to thank our associates for their hard work and dedication to serving our customers and communities.”

Dividend Declaration

The Company today announced that its board of directors approved a 7.7% increase in its quarterly dividend to $2.25 per share, which equates to an annual dividend of $9.00 per share.

The dividend is payable on March 21, 2024, to shareholders of record on the close of business on March 7, 2024. This is the 148th consecutive quarter the Company has paid a cash dividend.

Fiscal 2024 Guidance

The company will have 53 weeks of operating results in fiscal 2024 and provides the following guidance for fiscal 2024:

•Total sales growth of approximately 1.0% including the 53rd week
◦53rd week projected to add approximately $2.3 billion to total sales
•Comparable sales to decline approximately 1.0% for the 52-week period
•Approximately 12 new stores
•Gross margin of approximately 33.9%
•Operating margin of approximately 14.1%
•Tax rate of approximately 24.5%
•Net interest expense of approximately $1.8 billion
•53-week diluted earnings-per-share-percent growth of approximately 1.0%
◦53rd week expected to contribute approximately $0.30 of diluted earnings per share

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the fourth quarter, the company operated a total of 2,335 retail stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs approximately 465,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, including as a result of macroeconomic conditions; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of interconnected retail, store, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer credit; the impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, geopolitical conflicts, military conflicts, or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding environmental, social and governance matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; store openings and closures; guidance for fiscal 2024 and beyond; financial outlook; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of any acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A, "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 29, 2023 and also as may be described from time to time in future reports we file with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended			Fiscal Year Ended
in millions, except per share data	January 28, 2024	January 29, 2023	% Change	January 28, 2024	January 29, 2023	% Change
Net sales	$34,786	$35,831	(2.9)%	$152,669	$157,403	(3.0)%
Cost of sales	23,278	23,905	(2.6)	101,709	104,625	(2.8)
Gross profit	11,508	11,926	(3.5)	50,960	52,778	(3.4)
Operating expenses:
Selling, general and administrative	6,679	6,549	2.0	26,598	26,284	1.2
Depreciation and amortization	686	625	9.8	2,673	2,455	8.9
Total operating expenses	7,365	7,174	2.7	29,271	28,739	1.9
Operating income	4,143	4,752	(12.8)	21,689	24,039	(9.8)
Interest and other (income) expense:
Interest income and other, net	(55)	(43)	27.9	(178)	(55)	N/M
Interest expense	513	451	13.7	1,943	1,617	20.2
Interest and other, net	458	408	12.3	1,765	1,562	13.0
Earnings before provision for income taxes	3,685	4,344	(15.2)	19,924	22,477	(11.4)
Provision for income taxes	884	982	(10.0)	4,781	5,372	(11.0)
Net earnings	$2,801	$3,362	(16.7)%	$15,143	$17,105	(11.5)%

Basic weighted average common shares	991	1,015	(2.4)%	999	1,022	(2.3)%
Basic earnings per share	$2.83	$3.31	(14.5)	$15.16	$16.74	(9.4)

Diluted weighted average common shares	994	1,018	(2.4)%	1,002	1,025	(2.2)%
Diluted earnings per share	$2.82	$3.30	(14.5)	$15.11	$16.69	(9.5)

	Three Months Ended			Fiscal Year Ended
Selected Sales Data (1)	January 28, 2024	January 29, 2023	% Change	January 28, 2024	January 29, 2023	% Change
Customer transactions (in millions)	372.0	378.5	(1.7)%	1,621.8	1,666.4	(2.7)%
Average ticket	$88.87	$90.05	(1.3)	$90.07	$90.36	(0.3)
Sales per retail square foot	$550.50	$571.15	(3.6)	$604.55	$627.17	(3.6)
 —————
(1)Selected Sales Data does not include results for HD Supply.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	January 28, 2024	January 29, 2023
Assets
Current assets:
Cash and cash equivalents	$3,760	$2,757
Receivables, net	3,328	3,317
Merchandise inventories	20,976	24,886
Other current assets	1,711	1,511
Total current assets	29,775	32,471
Net property and equipment	26,154	25,631
Operating lease right-of-use assets	7,884	6,941
Goodwill	8,455	7,444
Other assets	4,262	3,958
Total assets	$76,530	$76,445

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,037	$11,443
Accrued salaries and related expenses	2,096	1,991
Current installments of long-term debt	1,368	1,231
Current operating lease liabilities	1,050	945
Other current liabilities	7,464	7,500
Total current liabilities	22,015	23,110
Long-term debt, excluding current installments	42,743	41,962
Long-term operating lease liabilities	7,082	6,226
Other long-term liabilities	3,646	3,585
Total liabilities	75,486	74,883
Total stockholders’ equity	1,044	1,562
Total liabilities and stockholders’ equity	$76,530	$76,445

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
in millions	January 28, 2024	January 29, 2023
Cash Flows from Operating Activities:
Net earnings	$15,143	$17,105
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	3,247	2,975
Stock-based compensation expense	380	366
Changes in working capital	2,333	(6,240)
Changes in deferred income taxes	(245)	138
Other operating activities	314	271
Net cash provided by operating activities	21,172	14,615

Cash Flows from Investing Activities:
Capital expenditures	(3,226)	(3,119)
Payments for businesses acquired, net	(1,514)	—
Other investing activities	11	(21)
Net cash used in investing activities	(4,729)	(3,140)

Cash Flows from Financing Activities:
Repayments of short-term debt, net	—	(1,035)
Proceeds from long-term debt, net of discounts	1,995	6,942
Repayments of long-term debt	(1,271)	(2,491)
Repurchases of common stock	(7,951)	(6,696)
Proceeds from sales of common stock	323	264
Cash dividends	(8,383)	(7,789)
Other financing activities	(156)	(188)
Net cash used in financing activities	(15,443)	(10,993)
Change in cash and cash equivalents	1,000	482
Effect of exchange rate changes on cash and cash equivalents	3	(68)
Cash and cash equivalents at beginning of period	2,757	2,343
Cash and cash equivalents at end of period	$3,760	$2,757